SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 16, 2010

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 HAYDEN AVENUE,

LEXINGTON, MASSACHUSETTS  02421

(Address of Principal Executive Offices) (Zip Code)

(781) 860-8660

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective September 16, 2010, the Board of Directors of Cubist Pharmaceuticals, Inc. (“Cubist” or the “Company”) adopted Amended and Restated By-Laws of Cubist (the “Amended and Restated By-Laws”).  The following is a summary of the material changes effected by adoption of the Amended and Restated By-Laws:

Article 2, Section 2.1 (Place of Meetings):  This section was amended to allow the Board of Directors, in its sole discretion, to determine that stockholders and proxyholders not physically present at a meeting may participate and be deemed present at a stockholder meeting via remote communications.

Article 2, Sections 2.2, 2.3 and 2.5 (Advanced Notice):  These sections were revised to modify the requirements for stockholders to provide notice of director nominations or business proposals in advance of meetings of stockholders.  As amended, the sections require that, except as otherwise provided by law, any stockholder nominating individuals for election to the Board of Directors or proposing business provide advanced notice to the Company not less than 90 days nor more than 120 days prior to the anniversary date of the prior year’s annual meeting of stockholders or, in the case of any special meeting, prior to the special meeting, unless, in the case of annual meeting, such meeting occurs more than 30 days before or after such anniversary date, or, in the case of a special meeting, such meeting occurs less than 97 days after notice or public disclosure of the date of the special meeting is given or made, in which cases notice will be timely if received not later than the close of business on the seventh day after the day on which notice or public announcement of the date of such meeting was made.  The sections were also revised to require that, except as otherwise provided by law, a stockholder’s advanced notice of the nomination of a director include information about (i) the stockholder giving such notice and its affiliates and associates, including material arrangements between the stockholder and its affiliates and associates, on the one hand, and the nominee, on the other hand, and derivative positions held and hedging transactions entered into by such stockholder or its affiliates and associates with respect to the Company’s securities, and (ii) the director nominee, including the nominee’s name, age, occupation, and addresses, and information regarding the nominee’s ownership, derivative and hedging positions in Company securities.  In addition, a provision was added requiring a stockholder proposed nominee to complete a questionnaire in a form provided by the Company within 10 days of receipt.  The provisions were also revised to conform the information requirements for a notice regarding a stockholder proposal of business at an annual meeting to those applicable to director nominations by stockholders.

Article 2, Section 2.4 (Notice of Meeting):  This section was amended to provide that notice may be given to a stockholder by electronic transmission in the form to which the stockholder has consented.  In addition, this provision was revised to provide that any notice of a meeting must include the means of remote communication, if any, by which stockholders or proxyholders may be deemed present and vote at the meeting.  The section was further amended to provide that a stockholder may waive notice by electronic transmission.

Article 2, Section 2.10 (Stockholders’ List):  This section was amended to provide that a list of stockholders may be made available on a reasonably accessible electronic network.

Article 3, Section 3.4 (Resignation):  This section was amended to provide that a director may provide a resignation through an electronic transmission.

Article 3, Section 3.16 (Action by Consent):  This section was amended to provide that the Board of Directors may memorialize action by consent through electronic transmissions.

Article 5, Section 5.4 (Record Date):  This section was amended to allow the Board of Directors to provide for the separation of (i) the record date for determining the stockholders entitled to notice of a stockholder meeting and (ii) the record date for determining the stockholders entitled to vote at such meeting.

Article 6, Section 6.2 (Notices):  This section was amended to provide that notices may given to a stockholder or director by means of electronic transmission.

In addition to the amendments described above, the Board of Directors also adopted other minor, clarifying and technical amendments to those and other sections of the By-Laws and restated them in their entirety as the Company’s Amended and Restated By-Laws.

The foregoing description is qualified in its entirety by reference to the marked copy of the Amended and Restated By-Laws, which are filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

3.1                                 Amended and Restated By-Laws of Cubist Pharmaceuticals, Inc. (marked)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

By:	/s/ Tamara L. Joseph
Tamara L. Joseph
Senior Vice President, General Counsel and Secretary

Dated:  September 20, 2010